UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2010

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

Cliffs Natural Resources published a press release dated May 24, 2010 as follows:

Cliffs Natural Resources Inc. Proposes Transactions To Acquire KWG Resources Inc. and/or Spider Resources Inc.

Acquisition of Either Company Would Meet Cliffs’ Objective of Majority Ownership of "Big Daddy" Chromite Project

CLEVELAND—May 24, 2010—Cliffs Natural Resources Inc. (NYSE: CLF) (Paris: CLF) today announced that it intends to make take-over bids pursuant to which Cliffs or an affiliate would acquire all of the common shares of each of KWG Resources Inc. ("KWG") (TSXV: KWG) and/or Spider Resources Inc. ("Spider") (TSXV: SPQ) not owned by Cliffs or its affiliates.

Neither of the proposed take-over bids, which will be funded with Cliffs’ existing cash resources, is conditional on the completion of the other.

Cliffs intends to offer to acquire KWG at a price of Cdn.$0.13 in cash per KWG common share. This represents a premium of 62.5% over the closing price of the common shares of KWG (the "KWG Shares") on the TSX-V on May 21, 2010. This offer price implies a total value for KWG of Cdn.$100 million. Directly or indirectly, Cliffs currently holds an aggregate of 111,733,215 KWG Shares and warrants to acquire 48,460,049 KWG Shares. This represents approximately 19.4% of the issued and outstanding KWG Shares on a fully-diluted basis.

Cliffs intends to offer to acquire Spider, also at a price of Cdn.$0.13 in cash per Spider common share, before giving effect to any share consolidation. This represents an identical 62.5% premium over the closing price of the common shares of Spider (the "Spider Shares") on the TSX-V on May 21, 2010. The offer price implies a total value for Spider of Cdn.$86 million. Cliffs holds an aggregate of 19,642,500 Spider Shares representing approximately 3% of the issued and outstanding Spider Shares on a fully-diluted basis.

On May 21, 2010 and May 23, 2010, Cliffs proposed a transaction to the board of directors of each of KWG and Spider, respectively, to acquire all of the outstanding common shares of KWG and Spider not owned by Cliffs or its affiliates at the offer prices mentioned above. Each proposal contained a "go shop" clause providing KWG and Spider with the opportunity to proactively canvass the market for a third party offer at a price superior to that proposed to each by Cliffs. However, neither KWG nor Spider agreed to the transaction terms proposed by Cliffs within the timeframe that Cliffs had established.

Cliffs currently owns a 47% interest in the "Big Daddy" chromite project located in the McFaulds Lake area of Northern Ontario. KWG and Spider each own 26.5% of Big Daddy and have the option to earn-in up to 30% each. Cliffs’ objective, which can be achieved by acquiring either KWG or Spider, is to obtain majority ownership of Big Daddy.

William C. Boor, president of Cliffs’ Ferroalloys business unit, said, "While we intend to provide each company’s shareholders the opportunity to receive a significant cash premium, we only need to acquire either KWG or Spider in order to satisfy our strategic objectives with respect to the Big Daddy deposit. It would be a satisfactory outcome for Cliffs if either proposed acquisition were successful, leaving Cliffs as majority owner and operator of Big Daddy with one junior partner. Preliminary estimates indicate that our wholly-owned Black Thor deposit is larger and wider, making it more amenable to open pit operations than Big Daddy, so our current plan is to develop Black Thor and our other wholly-owned Black Label chromite deposit first. However, obtaining control of Big Daddy would enable Cliffs to develop the most appropriate integrated long-term mine plan for moving this new mining district forward."

Cliffs believes that its proposals, which in aggregate imply an equity value for these two companies, on a fully diluted basis, of Cdn.$186 million, should be highly attractive to KWG and Spider. Neither KWG nor Spider has significant assets other than their combined 53% interest in Big Daddy. By comparison, earlier this year Cliffs acquired Freewest Resources Canada Inc. for approximately Cdn.$240 million. Freewest’s assets were indisputably superior to the combined holdings of KWG and Spider, as in addition to its 47% interest in Big Daddy, Freewest owned 100% of the Black Thor and Black Label properties, certain non-core gold assets, common shares of Quest Uranium with a market value of Cdn.$13 million at closing and Cdn.$8.0 million in cash.

Transaction Details
A formal offer has not yet been made to shareholders of KWG or Spider. In the case of the proposed offer for the KWG Shares, Cliffs is a KWG insider, so it has formally requested that the board of directors of KWG, through an independent committee, selects a valuator and directs it to prepare as soon as practicable a formal valuation of the KWG Shares as required by applicable securities laws prior to Cliffs or an affiliate making a formal offer for the KWG Shares. No such valuation is required in respect of the Spider Shares.

In connection with Cliffs’ proposal, Richard Fink, Cliffs’ vice president, technical business development, resigned from the KWG board of directors, effective May 21, 2010.

Cliffs intends to mail a take-over bid circular, including its offer to purchase and other related materials, to Spider shareholders as soon as practicable, and to KWG shareholders conditional upon receipt and review of the requested valuation.

Both take-over bids are expected to have substantially similar conditions, including a condition that there shall have been validly deposited under the bid and not withdrawn at the time of expiry of the bid such number of common shares of the issuer that, together with such common shares held by Cliffs and its affiliates, constitutes at least 66 2⁄3% of the common shares then outstanding (calculated on a fully-diluted basis). In each case, if the conditions of the bid, including such minimum tender condition, have not been satisfied at the time of expiry of the bid, Cliffs will not be subject to any obligation to acquire any shares tendered to the bid, or to waive any conditions of the bid or extend the bid.

Cliffs has retained BMO Capital Markets as its exclusive financial adviser and Blake, Cassels & Graydon LLP as its legal adviser.

KWG Shareholders, banks and brokers who have questions or requests for assistance regarding the proposed transactions should contact Georgeson, Cliffs’ information agent, toll free at 1-866-656-4118. Spider Shareholders, banks and brokers can call Georgeson toll free at 1-866-656-4120. Georgeson can also be contacted via email at askus@georgeson.com.

To be added to Cliffs' e-mail distribution list, please click on the link below:
http://www.cpg-llc.com/clearsite/clf/emailoptin.html
About Cliffs Natural Resources Inc.

Cliffs is an international mining and natural resources company. A member of the S&P 500 Index, Cliffs is the largest producer of iron ore pellets in North America, a major supplier of direct-shipping lump and fines iron ore out of Australia and a significant producer of metallurgical coal. With core values of environmental and capital stewardship, Cliffs’ colleagues across the globe endeavor to provide all stakeholders operating and financial transparency as embodied in the Global Reporting Initiative (GRI) framework. Cliffs is organized through three geographic business units:
The North American business unit is comprised of six iron ore mines owned or managed in Michigan, Minnesota and Eastern Canada, and two coking coal mining complexes located in West Virginia and Alabama. The Asia Pacific business unit is comprised of two iron ore mining complexes in Western Australia and a 45% economic interest in a coking and thermal coal mine in Queensland, Australia. The South American business unit includes a 30% interest in the Amapá Project, an iron ore project in the state of Amapá in Brazil.

Other projects under development include a biomass production plant in Michigan and Ring of Fire chromite properties in Ontario, Canada. Over recent years, Cliffs has been executing a strategy designed to achieve scale in the mining industry and focused on serving the world's largest and fastest growing steel markets.
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995
This news release contains predictive statements that are intended to be made as "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although we believe that our forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties.

Actual results may differ materially from such statements for a variety of reasons, including potential steps taken by the target corporations or their directors or shareholders to impede our ability to proceed with or complete the proposed take-over bids. Other factors that could impact actual results include the following: demand for ferrochrome by global integrated steel producers; the impact of consolidation and rationalization in the steel industry; availability of capital equipment and component parts; availability of rail and float capacity; availability and cost of capital; ability to maintain adequate liquidity and access capital markets; events or circumstances that could impair or adversely impact the viability and carrying value of the Freewest assets; inability to achieve expected production levels; reductions in current resource estimates; impacts of increasing governmental regulation, including failure to receive or maintain required environmental permits; problems with productivity, third-party contractors, labor disputes, disputes with indigenous tribes in the area, weather conditions, fluctuations in ore grade and changes in other cost factors, including energy costs and transportation.

Reference is also made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cliffs' website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.
News releases and other information on the Company are available on the Internet at:
http://www.cliffsnaturalresources.com or
www.cliffsnaturalresources.com/Investors/Pages/default.aspx?b=1041&1=1
Follow Cliffs on Twitter at: http://twitter.com/CliffsIR
Cliffs Natural Resources Inc.

INVESTOR AND FINANCIAL MEDIA CONTACTS:

Canada
Alan Bayless - Longview Communications Inc.
(604) 694-6035
abayless@longviewcomms.ca

United States - Europe
Steve Baisden
Director, Investor Relations and Corporate Communications
(216) 694-5280
steve.baisden@cliffsnr.com

Jessica Moran
Sr. Investor Relations Analyst
(216) 694-6532
jessica.moran@cliffsnr.com

Christine Dresch
Manager – Corporate Communications
(216) 694-4052
christine.dresch@cliffsnr.com

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

May 25, 2010	By:	Traci L. Forrester

Name: Traci L. Forrester
Title: Assistant Secretary